Exhibit 99.3

Clovis Oncology Announces Exercise in Full of Underwriters’ Option to Purchase Additional Shares of Common Stock

June 13, 2013 4:02 PM ET

BOULDER, Colo.—(BUSINESS WIRE)—Jun. 13, 2013— Clovis Oncology, Inc. (Nasdaq: CLVS) announced today that the underwriters of its recently announced public offering of its common stock have exercised in full their option to purchase an additional 486,110 shares.

The offering, including the sale of the additional shares, is expected to close on June 17, 2013, subject to customary closing conditions.

Clovis Oncology intends to use the net proceeds of the offering for general corporate purposes, including funding of its development programs, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

J. P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC acted as joint book-running managers for the offering, and Leerink Swann LLC acted as co-manager for the offering.

The shares of Clovis Oncology common stock described above were offered only by means of prospectuses and prospectus supplements pursuant to two effective shelf registration statements previously filed with the Securities and Exchange Commission. Copies of the final prospectus supplements and related prospectuses concerning this offering may be obtained from J. P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204 or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010 or by calling toll-free (800) 221-1037 or emailing a request to newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops diagnostic tools that direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado, and has additional offices in San Francisco, California and Cambridge, England.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and size of the offering, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed public offering. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the prospectus supplement and related prospectus for this offering as well as Clovis Oncology’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other reports filed with the Securities and Exchange Commission.

Source: Clovis Oncology

Clovis Oncology

Anna Sussman, 303-625-5022

asussman@clovisoncology.com

or

Breanna Burkart, 303-625-5023

bburkart@clovisoncology.com